May 23, 2008

Rite Aid Corporation

30 Hunter Lane

Camp Hill, Pennsylvania 17011

Re:  Rite Aid Corporation 8.5% Convertible Notes due 2015

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Rite Aid Corporation, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company in connection with the Underwriting Agreement dated May 22, 2008 (the “Underwriting Agreement”) between the Company and Citigroup Global Markets, Inc. (the “Underwriter”) relating to the sale by the Company to the Underwriter of $150 million aggregate principal amount of the Company’s 8.5% Convertible Notes due 2015 (the “Firm Securities) to be issued under the Indenture, to be dated as of May 29, 2008 (the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A, as Trustee (the “Trustee”), as amended by the First Supplemental Indenture thereto, to be dated as of May 29, 2008 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and up to an additional $8 million aggregate principal amount of the Company’s 8.5% Convertible Notes due 2015 (the “Option Securities”) at the Underwriter’s option to cover over-allotments.  The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”  The Securities are convertible into shares of the Company’s common stock, par value $1.00 per share (“Common Stock”) and the conversion price for the Securities will be at least equal to the par value of shares of Common Stock initially issuable upon conversion of the Securities pursuant to the Indenture (the “Conversion Shares”) at the time of conversion.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

I am a member of the bar of the State of California and I do not express any opinion as to the laws of any other jurisdiction other than the State of California, the Delaware General Corporation Law and the federal laws of the United States to the extent specifically referred to herein.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of: (i) the registration statement on Form S-3 ( File No. 333-140537) of the Company relating to the Securities and other securities of the company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations) (such registration statement at the time it became effective being hereinafter referred to as the

“Registration Statement”); (ii) the prospectus, dated February 9, 2007 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement; (iii) the preliminary prospectus supplement, dated May 21, 2008 (together with the Base Prospectus and Incorporated Documents (as defined below), the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations; (iv) the prospectus supplement, dated May 22, 2008, (the “Prospectus Supplement” and, together with the Base Prospectus and Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations; (v) an executed copy of the Underwriting Agreement; (vi) a form of the global certificate representing the Securities (the “Global Note”); (vii) a specimen certificate evidencing the Common Stock; (viii) a form of the Base Indenture; (ix) a form of the Supplemental Indenture; (x) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) on Form T-1, of the Trustee; and (xi) the documents identified on Schedule I hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”). The Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities are referred to herein collectively as the “Transaction Documents.”

 I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

 (a)          the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)           I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any of the Transaction Documents or any transactions contemplated thereby; and

 (c)          to the extent any opinion relates to the enforceability of the choice of New York  law and choice of New York forum provisions of the Transaction Documents, my opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001)  and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Based upon and subject to the foregoing, I am of the opinion that:

1.             The Securities, when duly authenticated by the Trustee and executed, issued and delivered by the Company against payment in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

2.             The Conversion Shares have been duly authorized and when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K.  I also hereby consent to the use of my name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert B. Sari